UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2021

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06              Material Impairments

As a result of the decision by Lannett Company, Inc. (the “Company”) to discontinue certain product lines and the reduction in net sales and gross margin of certain other product lines, as more fully discussed in Item 8.01 below, the Company has determined that such decision represents a “triggering event” under United States Generally Accepted Accounting Principles (US GAAP). Accordingly, the Company began performing an analysis to determine the potential for impairment of certain long-lived assets of the Company, primarily its intangible assets.  Based on the analysis performed to date, the Company determined that a material impairment charge related to the Company’s product rights intangible assets acquired in connection with the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”) is required and that no impairment charge of its other long-lived assets is required at this time. The impairment charge results from the decline in net sales and gross margin of certain product lines acquired in connection with the KUPI acquisition, including those product lines being discontinued. The expected impairment charge is estimated to be in the range of $180 million to $210 million and will be reflected in the Company’s financial statements for the second quarter of fiscal 2021.  The impairment charge will not result in any cash expenditures.

Item 8.01              Other Events

On January 10, 2021, the Company decided to discontinue 23 lower gross margin product lines, which contributed approximately $31 million and approximately $4 million of net sales in fiscal 2020 and in the first quarter of fiscal 2021, respectively, including product lines that were acquired through various past business and product acquisitions. As a result of the discontinuance of the aforementioned product lines and the reduction in net sales and gross margin of certain product lines since the time of such acquisitions, the Company commenced the impairment analysis discussed in Item 2.06 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: January 14, 2021